UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2004 (October 29, 2004)

O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)

(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On October 29, 2004, we entered into a Severance Agreement and General Release with A. Chad Fitzhugh. A copy of the Severance Agreement and General Release is attached hereto and incorporated herein by reference as Exhibit 10.1.

     In partial consideration for Mr. Fitzhugh’s agreement to refrain from engaging in certain competing activities until after April 30, 2006, we will provide him with eighteen months of salary continuation, including car and gas allowance at the existing rate, at the rate of $4,903.08 per week, to be paid weekly for the period from the effective date of the agreement to April 30, 2006. In addition, if Mr. Fitzhugh elects COBRA health insurance coverage, we will pay the premiums for such coverage through October 31, 2005. We will also reimburse Mr. Fitzhugh for the fees of legal counsel engaged by him to review the agreement, in an amount not to exceed $3,500.

     Under the terms of the agreement, we also agreed to accelerate the vesting of 4,444 shares of restricted stock held by Mr. Fitzhugh and to extend until October 31, 2005 the time within which he may exercise certain employee stock options held by him (to the extent exercisable on the effective date of the agreement).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On October 29, 2004, in connection with his resignation from employment with us, A. Chad Fitzhugh resigned from his position as our Chief Financial Officer, Secretary and Treasurer (including in his capacity as our principal financial and accounting officer).

     In connection with Mr. Fitzhugh’s resignation, our Board of Directors has appointed R. Jeffrey Williams to serve as our Principal Accounting Officer and Corporate Controller, effective as of October 29, 2004. Mr. Williams, age 37, has served as our Controller since February 2003. Mr. Williams served as Controller for the O’Charley’s Concept from July 2001 to February 2003. Mr. Williams served as Controller of The Krystal Company from July 2000 to July 2001. Mr. Williams served as a Director of Financial Planning and Analysis for Cracker Barrel Old Country Store from July 1999 to July 2000 and as Accounting Manager for Cracker Barrel Old Country Store from November 1996 to July 1999. Mr. Williams is a certified public accountant.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

10.1	Severance Agreement and General Release, dated October 29, 2004, by and between A. Chad Fitzhugh and O’Charley’s Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ R. Jeffrey Williams
R. Jeffrey Williams
Principal Accounting Officer and Corporate Controller

Date: November 4, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Severance Agreement and General Release, dated October 29, 2004, by and between A. Chad Fitzhugh and O’Charley’s Inc.

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